Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated October 1, 2020, on the consolidated financial statements of Propanc Biopharma, Inc. and Subsidiary for the years ended June 30, 2020 and 2019, included herein on Amendment No. 5 to the registration statement of Propanc Biopharma, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

November 3, 2020